EXHIBIT 99.23(j)
                                                                ----------------









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of the Meehan Mutual Funds, Inc. and to the use of our report dated November 12, 2001 on the financial statements and financial highlights of the Meehan Focus Fund, a series of shares of Meehan Mutual Funds, Inc.. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                                 /s/ TAIT, WELLER & BAKER

                                                 TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 14, 2002